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                                                                    EXHIBIT 10.9

                              AMENDED AND RESTATED
                                   SUPPLEMENT
                                     TO THE
                          LOAN AND SECURITY AGREEMENT
                         DATED AS OF SEPTEMBER 21, 1998
                                    BETWEEN
                    COSINE COMMUNICATIONS, INC. ("BORROWER")
                                      AND
                 VENTURE LENDING & LEASING II, INC. ("LENDER")

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     This Amended and Restated Supplement is a Supplement identified in the document entitled Loan and Security Agreement dated as of September 21, 1998 between Borrower and Lender. This Supplement amends, restates and replaces in its entirety the Supplement executed by Borrower and Lender dated as of September 21, 1998 (the "Prior Supplement"). Exhibits "A" through "E" to the Prior Supplement shall be deemed attached hereto and made a part hereof without change; Exhibit "F" to the Prior Supplement shall be deemed replaced in its entirety by the form of Warrant attached hereto as Exhibit "F". All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Section 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling. Execution of this Supplement by the Lender and Borrower shall constitute execution of the Loan and Security Agreement.

     In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

     PART 1 - ADDITIONAL DEFINITIONS:

     "COMMITMENT": Lender commits to make Term Loans to Borrower up to the aggregate, original principal amount of Two Million Dollars ($2,000,000.00); and Lender commits to make Equipment Loans to Borrower up to the aggregate, original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00). Subject to the limitations set forth in this Supplement and the Loan and Security Agreement, a Loan may be advanced as an Equipment Loan, the proceeds of which shall be used to finance Borrower's acquisition or carrying of computer, research and development and general purpose office equipment, and software imbedded in or necessary to the use or operation of such equipment, or for tenant improvements at premises leased by Borrower. A Loan may also be advanced as a Term Loan, the proceeds of which shall be used by Borrower for general working capital purposes. Except to the extent the remaining Commitment is a lesser amount, each Equipment Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount of $50,000, and each Term Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount of $250,000 or a multiple thereof.

     "DESIGNATED RATE": The Designated Rate is fixed rate of interest per annum of (i) seven and one-half percent (7.50%) for each Equipment Loan, and (ii) seven and three-eighths percent (7.375%) for each Term Loan.

     "EQUIPMENT LOAN" means any Loan requested by Borrower and funded by Lender to finance Borrower's acquisition or carrying of specific items of Equipment, software or tenant improvements.

     "TERM LOAN" means any Loan requested by Borrower and funded by Lender for general working capital purposes of Borrower, and not to finance the acquisition or carrying of specific items of Equipment, software or tenant improvements.

     "TERMINAL PAYMENT": Each Terminal Payment shall be an amount equal to (i) ten percent (10%) of the original principal amount of the associated Equipment Loan, or (ii) seven and one-half percent (7.50%) of the original principal amount of the associated Term Loan.
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     "TERMINATION DATE": The Termination Date is the earlier of (a) the date
Lender may terminate making Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Agreement, or (b) June 30, 1999.

     "THRESHOLD AMOUNT": One Hundred Thousand Dollars ($100,000.00).

     PART 2 - ADDITIONAL COVENANTS AND CONDITIONS:

     ISSUANCE OF WARRANT TO LENDER. As additional consideration for the making of the Loans under the Loan and Security Agreement, upon the making of, and as a condition to, the initial Loan, Lender shall be entitled to receive a warrant to purchase 20,808 shares of Series A Preferred Stock of Borrower at a per share exercise price of $8.41; provided that if Series B Preferred Stock of the Borrower is issued and sold prior to June 30, 1999, then such warrant shall be exercisable at an initial exercise price equal to the per share price of such Series B Preferred Stock sold by the Borrower on the closing of such sale, and for a number of shares of Series B Preferred Stock having an aggregate exercise price of $175,000.00 (such shares of Series A or Series B Preferred Stock being "Warrant Shares"). With each availability of the remaining $1 million in Term Loans, the warrant shall vest, for additional Warrant Shares with a value equal to $50,000. With each funding of a Term Loan, the warrant shall vest, from time to time, for additional Warrant Shares with a value equal to 5% of the principal amount of the Term Loan. The warrant issued under this Agreement shall be in substantially the form attached hereto as Exhibit "C"; shall be transferable by Lender, subject to compliance with applicable securities laws; shall expire on June 30, 2006; and shall include piggy-back registration rights, "net issuance" provisions, and anti-dilution protections reasonably satisfactory to Lender and its counsel.

     COMPLETION OF DUE DILIGENCE; DISPOSITION OF COMMITMENT FEE. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrower's business and financial condition and prospects, and Lender's credit committee shall have approved the Commitment. If this condition is not satisfied, Lender shall refund to Borrower the $20,000 commitment fee previously paid to Lender. Lender agrees that with respect to each Loan advanced, on the Borrowing Date applicable to such Loan, Lender shall credit against the payments due from Borrower on such date in respect of such Loan an amount equal to the product of $20,000 and a fraction the numerator of which is the principal amount of such Loan and the denominator of which is $4,500,000, until the aggregate amount of such credits equals but does not exceed $20,000.

     CONDITION TO ADVANCES OF LOANS IN EXCESS OF $1MM. The funding of any Loan subsequent to the first $1,000,000.00 in original principal amount of Loans advanced shall be at the sole and absolute discretion of Lender based on Lender's assessment at the time of (i) Borrower's ratio of assets to liabilities and such other financial ratios as Lender determines appropriate, or (ii) the amount of equity capital raised by or committed to Borrower or the status of any corporate partnering arrangements or strategic alliances with third parties.

     LIMITATION ON EQUIPMENT LOANS. Each Equipment Loan shall be in an amount not to exceed one hundred percent (100%) of the amount paid or payable by Borrower to a non-affiliated manufacturer, vendor or dealer for an item of equipment as shown on an invoice therefor (excluding any commissions and any portion of the payment which relates to the servicing of the equipment and sales taxes payable by Borrower upon acquisition, and delivery charges); provided, however, that with respect to any item of Equipment which has either been owned by Borrower or in service for more than six (6) months as of the proposed Borrowing Date of the associated Equipment Loan, Lender shall not advance against such Equipment more than 100% of its book value. Lender reserves the right to approve each item of Equipment, software and any tenant improvements proposed by Borrower to be financed with proceeds of an Equipment Loan. The proceeds of any Equipment Loan used to finance Equipment previously financed by Silicon Valley Bank shall be used, as necessary, to repay loans outstanding from Silicon Valley Bank and to discharge such Bank's Liens against such Equipment.

     LIMITATION ON REIMBURSEMENT OF DOCUMENTATION COSTS. Borrower shall reimburse Lender for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements expended or incurred by Lender in connection with (a) the preparation and negotiation of the Loan Documents, limited to $3,000 which will be deducted from the first funding, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to

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Lender's rights, remedies and obligations under the Loan Documents, (c)
collecting any sum which becomes due Lender under any Loan Document.

          PART 3 - ADDITIONAL REPRESENTATIONS:

          Borrower represents and warrants that as of the Closing Date and each Borrowing Date:

          - Its chief executive office is located at: 1200 Bridge Parkway, Redwood City, CA.

          -    Its Equipment is located at: 1070 Sixth Avenue, Belmont, CA. and
          -    1200 Bridge Parkway, Redwood City, CA.

          -    Its Records are located at: 1200 Bridge Parkway, Redwood City,
               CA.

          - In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations:


          - Other than Its full corporate name, Debtor has conducted business using the following trade names or fictitious business names:
               NONE


          PART 4 - AMENDMENTS TO LOAN AND SECURITY AGREEMENT:

          AMENDMENT TO SECTION 2.10 AND DEFINITION OF COLLATERAL. Section 2.10 of the Loan and Security Agreement is hereby amended by replacing the last sentence of such section in its entirety with the following sentence:

          "Notwithstanding the foregoing, the security interest granted herein shall not extend to, and the term "Collateral" shall not include, any property, rights or licenses to the extent the granting of a security interest therein (i) would be contrary to applicable law, or (ii) is prohibited by or would constitute a default under any agreement of document governing such property, rights or licenses (but only to the extent such prohibition is enforceable under applicable law."

          AMENDMENT TO SECTION 6.1. Section 6.1 of the Loan and Security Agreement is hereby amended by adding the following new subsection (e) after subsection (d): "(e) Indebtedness of Borrower arising under any unsecured, convertible promissory notes, provided that the aggregate outstanding principal balance of such convertible promissory notes shall at no time exceed $1,500,000.00:

          PART 5 - ADDITIONAL LOAN DOCUMENTS:

          Form of Note                                       Exhibit "A"
          Form of Borrowing Request                          Exhibit "B"
          Form of Compliance Certificate                     Exhibit "C"
          Form of Grant of Security Interest in Patents Exhibit "D" Form of Grant of Security Interest in Trademark Exhibit "E"
          Form of Warrant                                    Exhibit "F"


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     IN WITNESS WHEREOF, the parties have executed this Amended and Restated
Supplement as of October 21, 1998.

                                        BORROWER:

                                        COSINE COMMUNICATIONS, INC.

                                        By: /s/ Curtis Dudnick
                                            -------------------------------

                                        Name: Curtis Dudnick
                                              -----------------------------

                                        Title: CFO
                                               ----------------------------

Address for Notices:                    Attn: Chief Financial Officer
                                        1200 Bridge Parkway
                                        Redwood City, CA 94065
                                        Fax # (650) 637-2453


                                        LENDER:

                                        VENTURE LENDING & LEASING II, INC.

                                        By: /s/ Salvador O. Gutierrez
                                            -------------------------------

                                        Name: Salvador O. Gutierrez
                                              -----------------------------

                                        Title: President
                                               ----------------------------

Address for Notices:                    Attn: Chief Financial Officer
                                        2010 North First Street, Suite 310
                                        San Jose, CA 95131
                                        Fax # (408) 436-8625




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